EXPEDITE FAX

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.380)

FILED # C17329-02

JUN 25 2002

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: Magneticare, Inc.

2. The articles have been amended as follows (provide article numbers, if available): AeroGrow International, Inc.

First - Change name of corporation to AeroGrow International, Inc.

Fourth - Change the number of authorized shares of common stock from 1,500 with a par value of no par value to 24,000,000 authorized shares of common stock with a par value of $.001.

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators (check) ____, or of the board of directors (check) ✓.

4. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

5. Signatures:

Signature

Signature

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.